UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016 (November 17, 2016)

Arch Coal, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13105	43-0921172
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One One CityPlace Drive, Suite 300 St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 17, 2016, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Monarch Alternative Capital LP and certain other affiliated funds (collectively, “Monarch”). The Company determined to enter into the Registration Rights Agreement because Monarch is an “affiliate” of the Company as defined under the securities laws.  Monarch holds 13.23% of the Company’s Class A Common Stock. Pursuant to the the Company’s Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of September 11, 2016, upon the Company’s emergence from bankruptcy on October 5, 2016, Patrick J. Bartels Jr., a managing principal of Monarch Alternative Capital LP, was appointed to the Company’s board of directors and is a member of the Company’s Personnel and Compensation Committee and the Company’s Nominating and Corporate Governance Committee. Additionally, the Company entered into an observer rights agreement with Monarch upon the Company’s emergence from bankruptcy (the “Observer Rights Agreement”), pursuant to which Monarch appointed an observer to attend meetings of the Company’s board of directors and meetings of committees of the Company’s board of directors.

Pursuant to the Registration Rights Agreement, the Company has agreed that upon Monarch’s request it will file a registration statement to permit Monarch to sell shares of the Company’s Class A Common Stock. Demands for registration by Monarch are subject to (i) a minimum aggregate proceeds size of $35 million, (ii) a limit of one demand per any six-month period and (iii) a limit of three demands in the aggregate.  After the Company is eligible to use Form S-3, Monarch has the right to request that the Company file a shelf registration statement.  Monarch’s right to sell shares pursuant to the shelf registration statement is subject to the same limitations described above for demand registration rights.  If the Company undertakes a registered public offering (subject to customary exceptions), the Company must notify Monarch and offer it the opportunity to participate in such offering, subject to customary cutback rights.  Monarch’s registration rights are subject to customary blackout restrictions.  The Registration Rights Agreement also provides restrictions on Monarch’s ability to transfer ownership of its Class A Common Stock to competitors, with certain exceptions, set forth in the Registration Rights Agreement.

The Company has agreed to pay customary expenses associated with any registration under the Registration Rights Agreement, but excluding underwriting discounts and commissions.

The Registration Rights Agreement terminates in the event (i) Monarch provides written notification of termination to the Company, (ii) Monarch’s shares of Class A Common Stock subject to the Registration Rights Agreement have been sold and are freely tradeable, or (iii) Monarch own less than 5% of the outstanding Class A Common Stock.

The description above does not purport to be complete and is qualified in its entirety by the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit	Description

10.1	Registration Rights Agreement, dated November 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2016

Arch Coal, Inc.

By:	/s/ Robert G. Jones
	Name:	Robert G. Jones
	Title:	Senior Vice President — Law, General Counsel and Secretary